Slide 1

Introduction

Slide 2

Forward-looking statement

Certain matters in the presentation today constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Slide 3

First Financial's operations are conducted primarily through five companies - the bank - First Federal, the First Southeast group, consisting of a full service broker/dealer - First Southeast Investor Services; First Southeast Fiduciary and Trust Services, which provides trust services to bank customers and others; and one of South Carolina's largest insurance agencies - First Southeast Insurance Services -- and a managing general agency operating under the Kimbrell Insurance Group (a wholesaler of insurance solutions to independent agencies). Atlantic Acceptance is a premium finance company.

Slide 4

To outline the presentation, I will:

  Give you a quick profile of First Financial;
  Describe the strategic direction of the Company;
  Discuss current and future plans to grow core deposits;
  Discuss our focus on expanding services to small and medium sized businesses;
  Discuss our insurance sales and services and our focus on non-interest income growth;
  Talk about our distribution systems and the markets we serve;
  Discuss a key strength -- our people;
  Then review recent financial results;
  And, review financial performance.

Corporate Profile
Strategic Direction
Core Deposit Growth
Services to Small and Medium-sized Businesses
Insurance Sales and Services
Non-Interest Income Growth
Distribution Channels
Markets Served
Human Capital
Financial Performance

Slide 5

- Corporate Profile

(read slide) (at December 31, 2005)
  Total Assets $ 2,566,331
  Net Loans $ 1,931,443
  Total Equity $ 170,809
  Equity/Assets 6.66%
  Market capitalization $ 369,268
  Average Compounded Growth Rate 5 Year 10 Year
  Assets 2.34% 6.12%
  Net Income 5.70% 10.72%
  Earnings per share 7.45% 10.80%
  Stock Price (NASDAQ: FFCH) 9.31% 12.31%
  Dividends 9.62% 12.12%

Slide 6

Aggressive Efforts to Grow Core Deposits
Continued Expansion of Insurance, Investment and Trust Businesses - the First Southeast Group
Continued Investments in Diverse Distribution Channels
Increased Emphasis on Sales of Banking Products and Services for Small and Medium-sized Businesses
Expansion of Internet Banking Products and Services
Major Commitment to Sales and Service Excellence

Strategic Direction - (Read Slide)

Slide 7

We've had very strong growth in core deposits, including checking, regular savings and money market accounts which have grown 82% over the past five years. In fiscal 2005 checking grew 18.5%, regular savings grew 1.8% and money market accounts grew 4.9%. During the first quarter core deposits declined .4% due to a seasonal decline of 3.1% in demand deposits. Our first quarter typically is a weak deposit quarter.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Dec-04 Dec-05

Demand Deposits $210 $309 $330 $398 $439 $520 $438 $504

Regular Savings 118 121 136 150 167 170 168 161

Money Market 191 221 318 279 243 255 232 276

Slide 8

Transaction accounts - checking, money market deposits and statement savings now make up 56% of total deposits. Certificates of Deposit are substantially all in-market, retail deposits (no brokered deposits).

CDs Checking Money Market Statement Savings

12/31/2000 729 210 186 113

12/31/2005 750 504 276 161

Slide 9

Our weighted average deposit rate is 2.2%.

            (Read details on slide)

Our average rate on FHLB advances, both term and

overnight is 4.6% and our average repo rate is 4.4%.

	December 31,
	2005
		Weighted Average Rate
	Balance	Average Rate
Checking accounts	$ 504,377	0.23%
Statement and other accounts	161,252	0.55
Money market accounts	276,230	2.52
Certificate accounts	749,313	3.75
Total deposits	$ 1,691,172	2.19%
FHLB			Rate
Term	$ 420.0	million	4.63%
Overnight	52.0		4.44
	$ 472.0	million	4.61%	Avg. rate
Repos	$ 130.59	million	4.41%	Avg. rate

Slide 10

We've had very strong growth in demand deposits--both retail and commercial accounts--and this has resulted in significant growth in deposit account fees (which were up 12% in fiscal 2005 and up 61% in the first quarter as compared to the first quarter of fiscal 2005). The per account annual income from fees has also increased from $126.96 in fiscal 2004 to $133.25 in fiscal 2005. For the first quarter of fiscal 2006, per account fees were $48.79 compared to $32.02 in the first quarter last year.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 3 mos. Dec-04 3 mos. Dec-05

Service Charges & Fees 7593 8489 9349 10604 11516 12927 2947 4759

# of Demand Deposits 72561 79581 80132 85033 90704 97014

Fees per Account 104640 106700 116670 124700 126960 133250

92031 97534

32020 48790

Slide 11

  We have been in the insurance agency business since 1986.
  Total insurance revenues for fiscal 2005 were just over $20 million on $149 million of premiums.
  38% coming from personal lines and 62% from commercial lines.
  The Kimbrell/Preferred Markets companies and Atlantic Acceptance Corporation were acquired in January 2004.
  They currently service 1,661 producing agencies.
  We represent some of the very largest markets.
  First Southeast Insurance is the largest independent Allstate agency in the country.

Total Insurance Revenues: $20 million
38% Personal Lines/ 62% Commercial Lines
Premiums Written (in millions)
Personal $ 43.4
Commercial $ 71.4
Wholesale (1,661 active producing agencies) $ 34.2
Major Companies represented: Allstate, Selective, Auto-Owners, St. Paul Travelers, Harleysville, Zurich, Companion, Hartford and Chubb
Largest Independent Allstate Agency in the United States.

Slide 12

Insurance revenues increased 14% for fiscal 2005. Due to the seasonal nature of insurance revenues, at the end of our first quarter, they represented 13% of total revenues. The March quarter includes insurance revenues related to contingency commissions which are significant to total insurance revenues. Contingency revenues represented approximately 13.1% of total insurance revenues in fiscal 2005.

Sep-00	Sep-01	Sep-02	Sep-03	Sep-04	Sep-05	Dec-04	Dec-05
2837	5230	9966	13720	17514	20012	3976	4160
0.035	0.055	0.088	0.115	0.147	0.159	0.127	0.13

Slide 13

This breaks down revenues by internal growth and acquired revenues. In the last four years we have averaged almost 8% internal revenue growth. In 2005 revenues grew 8.9% internally. We did not make any acquisitions in fiscal 2005. While the insurance industry outlook is clouded by the significant losses of 2005, we expect this uncertain environment may encourage more consolidation. We expect to see more acquisition opportunities in 2006.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

Existing Revenues 2382 2863 5755 10644 14486

Acquired Revenues 455 2367 4211 3076 3028

Slide 14

We have increased revenues significantly through acquisitions. In the past five years we have added over $82 million in premiums. (Total premiums (gross) now exceed $149 million.)

    In addition we operate a private mortgage reinsurance company, which reinsures mortgage insurance on loans originated by the bank.
    We also are an investor (own 14.3%) in Family Financial Holdings, Inc. - a company that reinsures liability policies written in debt protection programs for banks.

Company Date Market Premiums Written
Adams Insurance 1990 Personal lines $ .8
Magrath Insurance 1992 Mixed lines $ 3.9
Epps-McLendon 1995 Personal lines $ 3.4
Associated Insurors 2000 Commercial lines $ 11.5
Kinghorn Insurance 2001 Mixed lines, group health $ 21.0
Johnson Insurance 2002 Commercial lines, Third Party Administrator $ 18.0
Woodruff Agency (merged - Johnson Ins.) 2003 Commercial lines $ 5.0
The Kimbrell Group
2004 MGA--Excess, Surplus and Standard Lines $ 27.0
Other Insurance Operations
First Southeast Reinsurance Private mortgage reinsurance
Family Financial Holdings, Inc.
(14.3% ownership) Reinsures contractual liability policies written in conjunction with debt protection programs.

Slide 15

Non-interest income from insurance, brokerage, and trust services totaled almost $5 million in the first quarter of fiscal 2006, up slightly from the same period last year.

	Sep-00	Sep-01	Sep-02	Sep-03	Sep-04	Sep-05	Dec-04	Dec-05
Total Revenues	4724	7064	12270	16350	20345	23368	4765	4861
% of Total Revenue	0.058	0.074	0.108	0.137	0.171	0.186	0.152	0.152

Slide 16

  Total non-interest revenues have grown 59% over the last three fiscal years with substantial growth in insurance and brokerage revenues.
  Total non-interest revenues were up 17% in fiscal 2005.
  Non-interest revenues totaled over 39% of total revenues for fiscal 2005 and at the end of our first quarter of fiscal 2006.

	Sep-00	Sep-01	Sep-02	Sep-03	Sep-04	Sep-05	Dec-04	Dec-05
Non-Interest Income	$ 18,310	$ 24,918	$ 30,959	$ 40,866	$ 42,175	$ 49,245	$ 12,205	$ 12,516
Percent of Income	22.6%	26.2%	27.2%	34.2%	35.5%	39.2%	38.9%	39.2%

Slide 17

Other Income Distribution

(Read Slide)

Mortgage Banking/loan servicing Insurance Brokerage and Trust Deposit Fees Other

4384 20012 3356 12927 8566

Slide 18

While we have had good success in expanding internet banking services to retail and business customers, we believe this channel will be increasingly important for the future, almost 32% of our deposit customers receive internet banking services. We will make extensive changes to our offering this year. We have already introduced free bill pay and offer on-line account openings. We expect to completely replace our current system and reorganize these services under management dedicated to increasing sales and service offerings through the internet channel. We also plan to enhance the security of this platform -- key concern of customers.

Sep-02	Mar-03	Sep-03	Mar-04	Sep-04	Mar-05	Sep-05
12734	14882	17593	19664	23333	27105	30264
0.1465	0.1717	0.202	0.2229	0.2575	0.2918	0.319

Slide 19

Through our traditional sales office distribution we do business in four primary markets: the Charleston area, the Grand Strand/Myrtle Beach area, the Florence market and the Hilton Head/Bluffton market. We also serve several other markets, including Georgetown and Brunswick County in North Carolina.

  We have 50 bank sales offices -- 3 in Hilton Head, 24 in the Charleston area, 18 in the Grand Strand area and coastal North Carolina, and 5 in Florence.
  9 of these locations are in Wal*Mart Superstores -- monthly these branches produce more than 4 times the number of demand account relationships of traditional branches.
  We have a commitment to open 3 more Wal*Mart Superstores.
  We have 11 insurance sales offices (in addition to our recent Kimbrell/Preferred Markets acquisitions). These offices currently produce $114.8 million retail and commercial premiums and $34.2 million in wholesale premiums annually.
  We have 14 investment and trust offices located throughout South Carolina. Our newest registered investment office is located in Spartanburg, South Carolina.

Slide 20

  Our markets include 29% of the population in South Carolina.
  We have exceptionally strong growth in residential building permits, in fact more than twice that of South Carolina and two and one-half times more than the country.
  Population is growing faster in First Financial markets than in South Carolina and the Country.
  Per capita income and employment in First Financial's markets are also above the South Carolina average.

		1-4 Family	Personal	Unemploy-
	Population	Resid. Building	Per Capita	ment(3)
	2004	Permit Growth	Income	Dec.
	Estimate(1)	2003-2004(2)	2003(3)	2005
Charleston MSA	583,434	33.7%	$26,144	5.0%
Myrtle Beach MSA	217,608	26.4%	$25,266	6.0%
Florence	129,679	62.2%	$26,088	8.7%
Beaufort Co.	135,725	-2.7%	$34,814	4.6%
Georgetown Co.	59,790	8.5%	$26,614	9.3%
Brunswick Co., NC	80,751	27.2%	$24,095	4.4%

FFCH Markets	1,206,987	25.0%	$26,841	5.7%
SC	4,198,068	14.1%	$26,144	7.0%
US	294,941,471	10.4%	$31,472	4.9%

Slide 21

1-4 family residential building permit growth in the Charleston and Myrtle Beach markets is expected to increase 11.7% in 2006.

2001 2002 2003 2004 2005*

Charleston MSA 4923 5387 6834 8213 8800

Horry & Georgetown Co. 2267 2677 3442 4126 4900

Slide 22

First Financial enjoys significant shares in key deposit markets.

Deposits
	Institution	Share		Institution	Share
Charleston MSA - $8,563 total deposits			Myrtle Beach MSA - $4,852 total deposits
1.	Wachovia	22.0%	1.	Coastal	17.5%
2.	Bank of America	14.3%	2.	Carolina First	12.1%
3.	First Federal	12.0%	3.	Conway Nat'l Bank	12.1%
			9.	First Federal	4.8%
Beaufort County - $2,828 total deposits			Florence MSA - $1,946 total deposits
1.	Wachovia	19.6%	1.	BB&T	21.3%
2.	Bank of America	14.8%	2.	Wachovia	19.4%
3.	So Car Bnk &Trust	7.5%	3.	First Reliance	10.6%
9.	First Federal	4.3%	4.	First Federal	7.6%
Georgetown County - $983 total deposits			Brunswick County - $1,400 total deposits
1.	Plantation FSB	19.1%	1.	BB&T	51.2%
2.	Carolina First Bank	15.1%	2.	Security Savings Bank	13.3%
3.	Wachovia	10.2%	3.	Coastal Federal	9.4%
4.	First Federal	10.0%	9.	First Federal	1.3%
Source: Highline BranchSource, June 2005, except Brunswick County, NC, FDIC

Slide 23

  In 1997, we introduced what we refer to as "Champions" program to every person in our company.
  And, over several years we have modified and improved the program -- which is now in place in all of our companies.
  We truly have changed the Company's culture from service excellence to one of sales and service excellence.
  In 2000, we introduced a program modeled after "Champions" for all of our service employees called "Break-Through Service," which has now also been rolled out to all our First Southeast companies.
  In mid-2004 we rolled out a comprehensive mystery shopping program for key customer contact points. Fiscal 2005 goals included a 90% customer satisfaction bench-mark. We surpassed our target -- achieving a 90.89% result and in the first quarter of fiscal 2006, we exceeded 92%. There are 24 questions on the teller survey and 27 questions on the FSR survey. The criteria includes such ratings as calling client by name, greet, smile, eye contact, offer additional products and services.

Strong Culture of Service Excellence-Cohen Brown Sales Program "Champions" (1997)

"Breakthrough Service" Program Initiated in Fiscal 2001

Comprehensive Mystery Shopping Research Tool in Fiscal 2004

Slide 24

  We have a very experienced management team.
  Significant resources are invested in staff training -- no teller, financial services representative goes before a customer before completing a rigorous training program.
  All lenders, financial services representatives, trust and investment sales personnel - receive incentive based compensation.
  In fact 35% of all of our management and employees are now incentive compensation based.
  We have adopted several initiatives to retain critical sales and service positions for longer periods -- including deferred compensation, enhanced supervisory training and other reward systems.

Experienced, Motivated Management Team

Qualified, Well-trained Staff

Comprehensive Use of Incentive based compensation

35% of Total Employees Incentive Based

A Commitment to Retention

Slide 25

  One of our key advantages is the quality, knowledge and experience of our management team.
  They average 19 years of experience with the company and 27 years experience in banking, investment, trust or insurance.
  Retail sales office managers and mortgage loan originators average 11 years, with our company. They also have significant levels of experience.
  Our insurance representatives average 8 years with our company and 17 years of industry experience.
  Our investment representatives average 7 years with First Southeast and 13 years of experience.
  Our tellers average six years with our company.

  Mgmt. Team Sales Office Mgr Mortgage Loan Originators Financial Services Reps. Investment Officers Insurance Reps. Tellers

  Years 19 11 11 7 7 8 6

Slide 26

All of the Companies' compensation and benefit systems are linked to superior performance:

              (read slide)

Targets for Management Team Stock Ownership-One to Four Times Compensation

Specific Goals for Management Performance Plan - ROE Driven

Performance Plan for Directors - ROE Driven

84% Employees Own Company Stock

18% of Shares Owned by Directors, Officers & Employees

Slide 27

Financial Performance.

Slide 28

We are approximately $2.6 billion in assets at December 31, 2005. The lack of asset growth in recent periods is the result of a much larger proportion of single-family real estate loans being sold in the secondary market and our focus on acquiring service related businesses. Typically all 30 and 15 year products are sold into the secondary market.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Dec-04 Dec-05

$2.26 $2.33 $2.26 $2.32 $2.44 $2.52 $2.46 $2.57

Slide 29

Our loan portfolio composition continues to change.

  We've put more emphasis on expanding consumer and business lending.
  As a result, those balances have continued to grow as a part of our total loan portfolio.
  Consumer, construction, and multi-family/commercial/business and real estate loans now represent 47% of total loans, up from 34% five years ago.

9/30/1999
Construction 73
Consumer 332
Multifamily, Commercial Real Estate & Business 245
Land & Lots 93
Residential Real Estate 1159
9/30/2005
Construction 118
Consumer 511
Multifamily, Commercial Real Estate & Business 314
Land & Lots 155
Residential Real Estate 913

Slide 30

At the end of fiscal 2005, non-performing assets were 29 basis points of total assets. Net charge-offs have been very low for the past five years. Obviously larger portfolios of commercial and consumer loans have resulted in increased levels of charge-offs.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Dec-05
0.64% 0.63% 0.67% 0.61% 0.51% 0.29% 0.32%
Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Dec-05*
0.11% 0.24% 0.31% 0.38% 0.32% 0.29% 0.19%
Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05
$2,745 $4,975 $5,888 $6,235 $5,675 $4,826
Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Dec-05
179% 141% 130% 147% 174% 253% 226%

Slide 31

Total problem assets were $8.3 million at December 31, 2005, up 13.9% from September 30, 2005.

Non-accrual Loans $ 6,200
Loans 90 Days or More Past Due 62
Renegotiated Loans 0
REO through Foreclosure 2,118
TOTAL $ 8,380
NPA/Total Assets .32%
YTD Annualized Net Charge-offs
/Average Net Loans .19%
Allowance/Non-Performing Loans 226%

Slide 32

Net interest income remained flat over last fiscal year due in part to continued loan repricing but at a slower pace than liability repricing.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 3 mos. Dec-04 3 mos. Dec-05

Net Interest Income 62754 70369 82684 78460 76602 76458 $19,146 $19,412

Slide 33

During fiscal 2005 the spread was 3.28%. At December 31, it increased to 3.33%.

Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05

Yield on Earning Assets 5.58% 5.53% 5.54% 5.64% 5.61% 5.73% 5.83% 6.07%

Rate on Interest Bearing Liabilities 2.26% 2.21% 2.23% 2.29% 2.34% 2.42% 2.55% 2.74%

Net Interest Spread 3.32% 3.32% 3.31% 3.35% 3.27% 3.31% 3.28% 3.33%

Slide 34

Efficiency ratio

(read slide)

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 3 mo. Dec-04 3 mo. Dec-05

Bank Only 56.87% 54.62% 52.62% 55.02% 57.85% 57.85% 59.58% 59.33%

Consolidated 59.45% 58.76% 56.29% 59.76% 63.29% 63.83% 66.07% 67.11%

Slide 35

Fiscal year-to-date net income is up 3.6% over the first quarter of fiscal 2005.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 3 mo. Dec-04 3 mo. Dec-05

Net Income 19928 22559 28152 27211 24554 26225 5913 6123

Slide 36

Earnings per diluted share increased 6.4% over the same period versus our target of greater than 10% earnings per share growth this year.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 3 mo. Dec-04 3 mo. Dec-05

1.47 1.64 2.04 2.07 1.92 2.09 0.47 0.5

Slide 37

Return on Equity for the first quarter of fiscal 2006 increased to 14.3% from 14.2% during the same quarter in fiscal year 2005.

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 3 mo. Dec-04 3 mo. Dec-05

15.2% 15.3% 17.3% 16.7% 14.9% 15.5% 14.2% 14.3%

Slide 38

We have been a very active repurchaser of our common stock over the last three years. Currently, we have repurchased almost 75% of the current 625 thousand share repurchase plan, which expires June 30, 2006.

Starting Date Ending Date Shares Authorized Shares Repurchased
4/29/05 - 6/30/06 625,000 459,052*
5/27/03 - 11/30/04 650,000 573,100
10/25/02 - 6/30/03 650,000 650,000
9/17/01 - 9/30/02 600,000 477,800
2/25/00 - 9/30/00 500,000 93,300
10/23/98 - 6/30/99 500,000 500,000
7/29/96 - 3/31/97 250,000 93,100

* As of February 7, 2006

Slide 39

Stock Performance

This tracks our performance over the last two years.

2/04	517,735	29.95
3/04	451,330	29.95
4/04	414,793	28.48
5/04	644,266	29.5
6/04	833,612	28.81
7/04	517,606	29.15
8/04	442,085	30.15
9/04	284,979	30.37
10/04	285,699	30.37
11/04	370,017	32.74
12/04	883,779	32.74
1/05	612,071	29.24
2/05	734,157	28.89
3/05	723,118	27.78
4/05	787,670	26.62
5/05	591,885	28.44
6/05	674,727	29.91
7/05	472,261	29.86
8/05	672,187	31.01
9/05	512,470	30.84
10/05	583,869	29.01
11/05	550,866	30.54
12/05	418,426	30.72
1/06	357,477	31.08

Slide 40

The company increased its cash dividend in the first quarter of fiscal 2006 to 24 cents per share, a 4.3% increase over the prior year. Cash dividend increases have averaged 10.7% over the past three fiscal years.

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006

0.32 0.36 0.42 0.48 0.56 0.62 0.68 0.76 0.88 0.92 0.96

Slide 41

Other information (slides 41 and 42)

  Executive management
  Senior management

Name Title Age Experience

A. Thomas Hood President & CEO 59 30 years

Susan E. Baham Executive Vice President & CFO 56 34 years

Charles F. Baarcke, Jr. Executive Vice President & Chief Lending Officer 59 31 years

John L. Ott, Jr. Executive Vice President, Retail Banking 57 35 years

Slide 42

Experience

Mark R. Adelson SVP Investments 52 24 years

Robert C. Bailey SVP Branch Admin. 55 29 years

Elton K. Carrier SVP Commercial Lending 62 31 years

Kenneth J. Clair SVP Lending & Loan Op. 51 29 years

Charles L. Clark II SVP Loan Servicing 61 38 years

R. Bruce Copeland, Jr. SVP Marketing 48 20 years

C. Alec Elmore, Jr. SVP Northern Region 45 24 years

Mark G. Endres SVP and Controller 63 34 years

Jerry P. Gazes SVP Human Resources 58 32 years

Anthony J. Johnston, IV SVP Information Technology 44 20 years

Betsy B. Lewis SVP Internal Audit 47 20 years

Allison A. Rhyne SVP Insurance Services 53 26 years

Robert F. Snyder, Jr. SVP Support Services 56 34 years

Richard H. Stoughton SVP Planning & Development 60 30 years